Exhibit 5.2

18 March 2011

Abbey National Treasury Services plc	Your reference
Santander UK plc
2 Triton Square	Our reference MSTL/APXC Direct line 020 7090 3127
Regent’s Place
London
NW1 3AN
Dear Sirs,
Abbey National Treasury Services plc (the “Company”)
and Santander UK plc (the “Guarantor”)
Senior Debt Securities (the “Debt Securities”) to be issued by the Company under the
U.S.$5,000,000,000 U.S. Registered Shelf Facility (the “Facility”)
We have acted as English solicitors to the Company and the Guarantor. This opinion as to English law as at today’s date is addressed to you in connection with the proposed issues of Debt Securities by the Company under the Facility. Debt Securities will be issued under an indenture in the form of the Agreed Form Indenture (as defined below) and will be expressed to be irrevocably and unconditionally guaranteed by the Guarantor.
This opinion is delivered to you in connection with a registration statement on Form F-3 (the “Registration Statement”), which is being filed on 18 March 2011 with the United States Securities and Exchange Commission (the “Commission”) by the Company under the United States Securities Act 1933, as amended (the “Securities Act”) and which relates, inter alia, to the offer and sale of Debt Securities by the Company and the guarantees to be endorsed on those Debt Securities (the “Guarantees”).
For the purposes of this opinion, we have examined copies of the following documents:
(a)	the form of an undated indenture in the form filed as an exhibit to the Registration Statement (the “Agreed Form Indenture”) to be entered into between the Company as issuer, the Guarantor as guarantor and The Bank of New York Mellon as trustee (such Agreed Form Indenture, when duly executed and delivered by the parties thereto, being an “Indenture”. References in this letter to the Debt Securities and the Indenture shall be construed respectively as including references to the Guarantees given in the Indenture and endorsed on the Debt Securities);

(b)	the Registration Statement on Form F-3;

(c)	a certificate dated 18 March 2011 of the Assistant Company Secretary of the Company (the “Company’s Certificate”) having annexed thereto:
(i)	a copy of the Company’s certificate of incorporation and certificate of incorporation on change of name, certified by the Assistant Company Secretary of the Company as a true, complete and up to date copy;

(ii)	a copy of the Articles of Association of the Company certified by the Assistant Company Secretary of the Company as a true, complete and up to date copy; and

(iii)	a copy of the minutes of a meeting of the Board of Directors of the Company held on 17 March 2011, certified by the Assistant Company Secretary of the Company as a true and up to date copy; and
(d)	a certificate dated 18 March 2011 of the Assistant Company Secretary of the Guarantor (the “Guarantor’s Certificate” and, together with the Company’s Certificate, the “Secretaries’ Certificates”) having annexed thereto:
(i)	a copy of the Guarantor’s certificate of incorporation and certificate of incorporation on change of name, certified by the Assistant Company Secretary of the Guarantor as a true, complete and up to date copy;

(ii)	a copy of the Articles of Association of the Guarantor certified by the Assistant Company Secretary of the Guarantor as a true, complete and up to date copy; and

(iii)	a copy of an extract of the draft minutes of a meeting of the Board of Directors of the Guarantor held on 1 March 2011 and of a committee of the Board of Directors of the Guarantor on 17 March 2011 and a copy of a resolution in writing of an authorised signatory of the Guarantor dated 18 March 2011, each certified by the Assistant Company Secretary of Guarantor as a true and up to date copy.
Expressions defined in the Indenture shall have the same meanings when used in this opinion.
We have not made any investigation of, and do not express any opinion on, the laws of any jurisdiction other than England and neither express nor imply any opinion as to any other laws, in particular the laws of the State of New York and of the United States of America.
We have assumed:
(i)	the conformity to original documents of all copy (including electronic copy) documents examined by us;

(ii)	that all signatures on the executed documents which, or copies of which, we have examined are genuine;

(iii)	the capacity, power and authority of each of the parties (other than the Company or Guarantor) to execute, deliver and perform its obligations under the Indenture;

(iv)	(I) that the Indenture which is executed and delivered will be in the form of the Agreed Form Indenture and (II) that the Indenture and Debt Securities will be executed and delivered unconditionally by the parties thereto and in the case of the Company will be executed and delivered by any person(s) duly authorised pursuant to the resolutions passed in the meeting of the Board of Directors of the Company referred to in paragraph (c)(iii) above and in the case of the Guarantor will be executed and delivered by any person(s) duly authorised pursuant to the written resolution passed by an authorised signatory of the Guarantor and the resolutions of the committee of the Board of Directors of the Guarantor held on 17 March 2011, referred to in paragraph d(iii) above and (III) that, prior to the execution and delivery of any Debt Securities by the Company, a Board Resolution has been passed by the Company, or an Officer’s Certificate has been executed and delivered unconditionally by any person(s) duly authorised pursuant to the resolutions passed in the meeting of the Board of Directors of the Company referred to in paragraph (c)(iii) above, in relation to such Debt Securities, as required by the Indenture;

(v)	the accuracy and completeness of all statements made in the Secretaries’ Certificates (copies of which are annexed to this opinion) and the documents referred to therein and that such certificates and statements remain true, accurate and complete as at the date of this opinion and as at each date on which Debt Securities are issued and the Indenture is executed and delivered;

(vi)	(I) that the copy of the extract of the draft minutes of the meeting of the Board of Directors of the Guarantor held on 1 March 2011 and the copy of the minutes of the meeting of a committee of the Board of Directors of the Guarantor held on 17 March 2011 and of the meeting of the Board of Directors of the Company held on 17 March 2011 are true records of the proceedings described therein being duly convened, constituted and quorate meetings of the Guarantor’s Board of Directors, a committee of the Guarantor’s Board of Directors and of the Company’s Board of Directors respectively and that the relevant meetings were duly held and that the authorisations given and the resolutions passed at such meetings have not subsequently been, and will not be, rescinded, revoked, amended or superseded, (II) that the copy of the resolution in writing of the authorised signatory of the Board of Directors of the Guarantor dated 18 March 2011 is a true record of the resolution passed by such authorised signatory and that such resolution has not subsequently been, and will not be, rescinded, revoked, amended or superseded and (III) that the Board Resolution referred to in paragraph iv(III) is passed either in a quorate meeting which has been duly convened and constituted, or in writing in accordance with the Articles of Association of the Company and such resolution has not subsequently been, and will not be, rescinded, revoked, amended or superseded;

(vii)	that the copy of the Articles of Association of the Company and the Guarantor examined by us (which were attached to the Secretaries’ Certificates referred to above) are complete and up to date and would, as at today’s date and as at each date on which Debt Securities are issued and the Indenture is executed and delivered, comply with Section 36 of the Companies Act 2006;

(viii)	that the directors of the Company and the Guarantor have complied with their duties as directors insofar as relevant to this opinion;

(ix)	that no law of any jurisdiction outside England would render the execution or delivery of the Indenture or the Debt Securities illegal or ineffective and that, insofar as any obligation under the Indenture is performed in, or is otherwise subject to, any jurisdiction other than England and Wales, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction;

(x)	that the Debt Securities, upon issue, be duly executed, delivered and authenticated, in accordance with the provisions of the Indenture which will, prior to such issue, be duly executed and delivered, and the Debt Securities will not be inconsistent with the provisions of the Indenture and will not be inconsistent with any applicable prospectus supplement or any resolutions of the Board of Directors (or of a duly constituted committee thereof) of the Company or the Guarantor passed subsequent to the date hereof;

(xi)	that the aggregate initial offering price of all Debt Securities issued will not exceed the amount to be registered as set forth in the Registration Statement or its equivalent (calculated, where applicable, as described in the Indenture which will, prior to such issue, be duly executed and delivered) in other currencies and that each Debt Security will be in the form set out in the Indenture;

(xii)	that (a) the information disclosed by our searches at 10:53 a.m. (in respect of the Company) and at 11:11 a.m. (in respect of the Guarantor) on 18 March 2011 of the Companies House database (CH Direct) and by telephone of the Central Registry of Winding-up Petitions at 10:49 a.m. on 18 March 2011 in relation to the Company and the Guarantor (the “Searches”), was then complete, up to date and accurate and has not since then been altered or added to and (b) those Searches did not fail to disclose any information relevant for the purpose of this opinion.

(xiii)	that (a) no proposal has been made, or will, on or before each date on which Debt Securities are issued and the Indenture is executed and delivered, be made for a voluntary arrangement, and no moratorium has been obtained, in relation to the Company or the Guarantor under Part I of the Insolvency Act 1986, (b) neither the Company nor the Guarantor have given or will, on or before each date on which Debt Securities are issued and the Indenture is executed and delivered, give any notice in relation to or passed any voluntary winding-up resolution, (c) no application has been made or petition presented to a court, and no order has been made by a court, or will, on or before each date on which Debt Securities are issued and the Indenture is executed and delivered, be made or presented for the winding-up or administration of the Company or the Guarantor, and no step has been taken to dissolve the Company or the Guarantor, (d) no liquidator, administrator, receiver, administrative receiver, trustee in bankruptcy or similar officer has been or will, on or before each date on which Debt Securities are issued and the Indenture is executed and delivered, be appointed in relation to the Company or the Guarantor or any of their assets or revenues, and no notice has been given or filed or will, on or before each date on which Debt Securities are issued and the Indenture is executed and delivered, be given or filed in relation to the appointment of such an officer, and (e) no insolvency proceedings or analogous procedures have been or will, on or before each date on which Debt Securities are issued and the Indenture is executed and delivered, be commenced in any jurisdiction outside England and Wales in relation to the Company or the Guarantor;

(xiv)	that none of the parties to the Indenture and Registration Statement has taken or will take any action in relation to the Debt Securities (a) which constitutes carrying on, or purporting to carry on, a regulated activity in the United Kingdom in contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FMSA”) (within the meaning of the FSMA) or (b) in consequence of anything said or done by a person in the course of carrying on a regulated activity (within the meaning of the FSMA) in the United Kingdom in contravention of that Section;

(xv)	that (except so far as permitted by Section 21 of the FSMA or applicable regulations or rules made under the FSMA) no agreement to engage in investment activity (within the meaning of Section 21(8) of the FSMA) in connection with any of the Debt Securities has been or will be entered into in consequence of an unlawful communication (within the meaning of section 30 of the FSMA);

(xvi)	that none of the Debt Securities will be offered or sold to persons in the United Kingdom except in circumstances that will not result in an offer to the public in the United Kingdom contrary to section 85(1) of the FSMA;

(xvii)	that any party to the Indenture which is subject to the supervision of any regulatory authority in the United Kingdom has complied and will comply with all the requirements of such regulatory authority in connection with the issue, offer and sale of the Debt Securities;

(xviii)	that the Indenture and the Debt Securities (when executed, authenticated and delivered, as appropriate, in accordance with the Indenture) constitute, and will constitute, (as the case may be) valid, binding and enforceable obligations of the parties thereto under the laws of the State of New York and that the Indenture and the Debt Securities have the same meaning and effect as they would have if they were governed by English law; and

(xix)	that there is no change in any English law after the date hereof which could in any way affect the assumptions, opinions or reservations made or given in this letter.
Based on and subject to the foregoing and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the following opinion:
1.	The Company and the Guarantor are public limited companies which have been duly incorporated and are validly existing.

2.	The Company and the Guarantor have the capacity and power to execute and deliver the Indenture, and to perform their obligations thereunder.

3.	The execution and delivery of the Indenture by the Company and the Guarantor and the exercise of their rights and the performance of their obligations thereunder have been duly authorised by all necessary corporate action on the part of the Company and the Guarantor.

4.	The execution and delivery of the Indenture by the Company and the Guarantor and the exercise of their rights and the performance of their obligations thereunder:
(a)	are not prohibited by any law or regulation applicable to English companies generally as at the date hereof or by the Articles of Association; and

(b)	do not require, as at the date hereof, under any law or regulation applicable to English companies generally, any authorisation, approval or consent from, or filing or registration with, any public authority or governmental agency in England.
5.	The choice of the law of the State of New York as the governing law of the Indenture is a valid choice of law. English law will treat the validity and binding nature of the obligations contained in the Indenture as being governed by the law of the State of New York.

6.	The issue from time to time of Debt Securities under the Facility has been duly authorised by the Company and the Guarantor (subject to agreeing terms for each take down) by all necessary corporate action on the part of the Company and the Guarantor, and when duly executed, delivered and authenticated, as appropriate, in accordance with the terms of the Indenture and when issued, the English courts will treat the validity and binding nature of the obligations therein as being governed by the laws of the State of New York.
Our reservations are as follows:
(A)	We express no opinion on European Union law as it affects any jurisdiction other than England.

(B)	As the parties have agreed to submit to the exclusive jurisdiction of the courts of the State of New York, we express no opinion as to whether the English courts would accept jurisdiction over any matter arising in respect of the Indenture or any Debt Security.

(C)	If an English court assumes jurisdiction:
(i)	it would not apply the laws of the State of New York if:
(a)	the laws of the State of New York were not pleaded and proved; or

(b)	to do so would be contrary to English public policy or mandatory rules of English law; or

(c)	to do so would give effect to a foreign penal, revenue or other public law; and
(ii)	it may have regard to the law of the place of performance of any obligation under the Indenture which is to be performed outside England and Wales. It may refer to that law in relation to the manner of performance and the steps to be taken in the event of defective performance.
(D)	There is doubt as to the enforceability in England, in original actions or in actions for the enforcement of judgments of United States courts, of liabilities founded in United States Federal or State securities laws.

(E)	Undertakings and indemnities contained in the Indenture may not be enforceable before an English court insofar as they purport to require payment or reimbursement of the costs of any unsuccessful litigation brought before an English court.

(F)	Laws relating to insolvency, liquidation, administration or other laws or procedures affecting generally the enforcement of creditors’ rights may affect the obligations of the Company and the Guarantor under the Indenture and the Debt Securities and the remedies available.

(G)	We express no opinion as to whether specific performance or injunctive relief, being equitable remedies, would be available in respect of any obligations of the Company or the Guarantor.

(H)	We have not been responsible for investigating or verifying the accuracy of the facts, including statements of law, or the reasonableness of any statements of opinion contained in the Registration Statement (including any amendments or supplements thereto, including any prospectus supplement) or whether any material facts have been omitted from any of them.

(I)	The Searches are not conclusive as to whether or not insolvency proceedings have been commenced in relation to the Company or the Guarantor or any of their assets. For example, information required to be filed with the Registrar of Companies or the Central Registry of Winding up Petitions is not in all cases required to be filed immediately (and may not be filed at all or on time); once filed, the information may not be made publicly available immediately (or at all); information filed with a District Registry or County Court may not, and in the case of administrations will not, become publicly available at the Central Registry; and the Searches may not reveal whether insolvency proceedings or analogous procedures have been commenced in jurisdictions outside England and Wales.
This opinion is to be governed by and construed in accordance with English law and is addressed to you solely for your benefit in connection with the issue of the Debt Securities. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the paragraphs under the headings “Limitations on Enforcement of U.S. Laws as Against Santander UK, ANTS, Their Respective Managements and Others” and “Legal Opinions” in the Prospectus that forms part of the Registration Statement without admitting that we are “experts” under the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement or Prospectus, including this exhibit.
Yours faithfully,
/s/ Slaughter and May